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                                                                Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-40362 of The Laclede Group, Inc. and Laclede Gas Company and Registration Statement Nos. 333-86722 and 33-52357 of The Laclede Group, Inc. and 333-86722-01 of Laclede Capital Trust I on Form S-3 and in Registration Statement Nos. 333-90248, 333-90252, 333-90254 and 333-91432 of
The Laclede Group, Inc. on Form S-8 of our report dated November 19, 2002 (December 2, 2002 as to the last paragraph of Note 13) (relating to the financial statements of The Laclede Group, Inc.) appearing in this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2002.

We also consent to the incorporation by reference in Registration Statement No. 333-40362 of The Laclede Group, Inc. and Laclede Gas Company on Form S-3 of our report dated November 19, 2002 (relating to the financial statements of Laclede Gas Company) appearing in Exhibit 99.1 of this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2002.




Deloitte & Touche
St. Louis, MO
December 5, 2002